                                  Exhibit 10.1

                       SECOND AMENDED EMPLOYMENT AGREEMENT

                                     BETWEEN

                             UNITED BANKSHARES, INC.

                                       AND

                                RICHARD M. ADAMS

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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----
I.   EMPLOYMENT .......................................................       83

II.  DUTIES AND RESPONSIBILITIES ......................................       84
     A.   As Chairman and Chief Executive Officer
          of United ...................................................       84

     B.   As Chairman and Chief Executive
          Officer of Bank .............................................       84

     C.   Full Time Employment - Best Efforts .........................       84

III. TERM; EXTENSIONS .................................................       85

IV.  TERMINATION OF EMPLOYMENT BY EMPLOYER OR ADAMS ...................       85

     A.   Mutual Agreement ............................................       85
     B.   Death .......................................................       85
     C.   Disability ..................................................       85
     D.   For Cause ...................................................       86
     E.   Change in Control ...........................................       86
     F.   Breach by United ............................................       86
     G.   Insolvency, etc .............................................       86

V.   COMPENSATION AND REIMBURSEMENTS ..................................       87

     A.   Base Salary .................................................       87
     B.   Incentive Pay ...............................................       87
     C.   Fringe Benefits .............................................       87
     D.   Club and Organization Membership and Dues ...................       87
     E.   Business Expenses ...........................................       88
     F.   Termination Expenses ........................................       88

VI.  ADDITIONAL PAYMENT BY UNITED .....................................       89
     A.   Gross-Up Payment ............................................       89
     B.   Determination of Gross-Up Payment ...........................       89

VII. MISCELLANEOUS PROVISIONS .........................................       90

     A.   Notices .....................................................       90
     B.   Prior Agreements ............................................       90

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
     C.   Amendments ......................................................  90
     D.   Governing Law ...................................................  90
     E.   Headings ........................................................  90
     F.   Severability of Provisions ......................................  91
     G.   Indemnification .................................................  91
     H.   Authority to Execute Documents ..................................  91
     I.   Waiver of Breach ................................................  91
     J.   Binding Effect and Assignability ................................  91

                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                     BETWEEN
                             UNITED BANKSHARES, INC.
                                       AND
                                RICHARD M. ADAMS




          THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Restated Agreement"), made and entered into effective this 1st day of November, 2001, by and among Richard M. Adams ("Adams") and United Bankshares, Inc., a West Virginia corporation and bank holding company ("United").

                              W I T N E S S E T H:
                               -------------------

          WHEREAS, Adams is Chairman, Chief Executive Officer, and a Director of United and Chairman, Chief Executive Officer and a Director of United National Bank, a national banking association ("Bank"), and

          WHEREAS, United and Adams entered into an Employment Agreement dated April 11, 1986 (the "Employment Agreement"), effective for a five (5) year term from April 1, 1986, with the provision that the Employment Agreement could be annually extended by one (1) year to maintain a rolling five (5) year contract, and

          WHEREAS, United and Adams entered into an Amended Employment Agreement dated February 16, 1989 and an Amended Employment Agreement dated April 1, 1993 (the "Amended Employment Agreements"), to provide for the continued employment of Adams, and

          WHEREAS, United has extended either the Employment or Amended Employment Agreements for additional one (1) year periods in each year subsequent to 1986, and

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          WHEREAS, the Board of United has agreed to extend the Amended
Employment Agreement through March 31, 2007, with certain agreed upon modifications, and

          WHEREAS, by this Agreement United and Adams desire to amend and restate the Amended Employment Agreement, such amended and restated agreement to supersede the Employment Agreement and Amended Employment Agreement, and

          WHEREAS, the Board of Directors of United desire to confirm that it is in the best interests of United and the Bank to enter into this Agreement with Adams to ensure continuity of leadership and to ensure that United and Bank will have the benefit of his services as an employee of United and Bank and any of their affiliated companies for a reasonable period of time in the future, and

          WHEREAS, Adams is willing to provide the herein described services to United, Bank and their affiliates.

          NOW, THEREFORE, for and in consideration of the premises, their mutual promises, and the other good and valuable consideration herein specified, the receipt of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     I.   EMPLOYMENT
          ----------

          United employs Adams and Adams accepts employment as the Chairman and Chief Executive Officer of United. All employment shall be in accordance with and subject to the terms and conditions of this Agreement and is sometimes herein referred to as the "Employment."

     II.  DUTIES AND RESPONSIBILITIES
          ---------------------------

          A.   As Chairman and Chief Executive Officer of United. Adams, as
               -------------------------------------------------
Chairman and Chief Executive Officer of United, shall be the sole Chief Executive Officer of United. He shall report to and shall be responsible only to the Board of Directors of United, and he shall have direction and control of the duties and responsibilities of all other United officers and employees, regardless of the title or position of any such other officer or employee, except that the United Auditor shall report to and shall be responsible only to the Board of Directors. As Chairman and Chief Executive Officer, Adams will perform all the duties and shall have all the responsibilities normally imposed upon and held by the Chief Executive Officer of a bank holding company, and he shall have the duty and responsibility of carrying out and executing the business policies of United as established from time to time by the Board of Directors, and he shall have such other specific duties and responsibilities relating to United and its affiliates as may be assigned to him from time to time by the Board of Directors.

          B.   As Chairman and Chief Executive Officer of Bank. Adams shall
               -----------------------------------------------
serve as the Chairman and Chief Executive Officer of Bank and shall report to and shall be responsible only to the Board of Directors of Bank.

          C.   Full Time Employment - Best Efforts. Adams shall devote full time
               --------------------
and his best efforts at all times to the performance of his duties for United, the Bank, and other subsidiaries and affiliates of United and Bank. He shall not be employed by, nor shall he devote any of his time and efforts to the furtherance of interests of any other person, firm or corporation except United, the Bank and other United subsidiaries and affiliates and such other entities as may be approved by the Board of Directors of United. It is contemplated that Adams shall serve in banking, business, civic and social activities that will consume some part of his time and efforts, and such activities are encouraged and expected by United as part of Adams' position with United and the Bank and as part of the banking, business, civic and social communities of the State of West Virginia, and nationally, and the provisions of this Agreement are not intended to restrict such activities by Adams so long as such activities do not interfere with his duties and responsibilities as defined in this Agreement.

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     III. TERM; EXTENSIONS
          ----------------

          The term of employment of Adams by United shall be until March 31, 2007, and this Agreement shall remain in force and effect during such period unless sooner terminated or extended as provided herein.

          The Executive Committee of United shall review this Agreement at least annually, and may, with the approval of Adams, extend the term of this Agreement annually for additional one (1) year periods.

          The term of this Agreement shall extend until all obligations under this Agreement have been fully performed by United.

     IV.  TERMINATION OF EMPLOYMENT BY EMPLOYER OR ADAMS
          ----------------------------------------------

          Employment of Adams may be terminated by any one of the following prior to the expiration of its normal term, provided that unless otherwise agreed to by the parties, all employment by both United and Bank shall be terminated simultaneously and termination of employment by either United or Bank shall automatically terminate employment with the other in which case Adams shall be entitled to the benefits due and payable upon termination set forth elsewhere herein:

          A.   Mutual Agreement.  By mutual agreement of the parties upon such
               ----------------
terms and conditions as they may agree.

          B.   Death.  By United upon the death of Adams.
               -----

          C.   Disability. By United upon the legal disability of Adams, which
               ----------
shall mean that Adams shall be unable to perform his duties by reason of any mental or physical disability for a period of six (6) months or more.

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          D.   For Cause. By United for cause upon giving Adams thirty (30) days
               ---------
advance notice of such termination, specifying the cause of termination.

          E.   Change in Control. By Adams, at his discretion, within six (6)
               -----------------
months of the effective date of a change in control. For the purpose of this Agreement, a "change in control" shall be deemed to have occurred: (i) if any "person"(as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) or group of persons, together with its affiliates excluding employee benefit plans of United, Bank or its subsidiaries, shall become the beneficial owner (as such term is used in the Exchange Act), directly or indirectly of common stock of United representing twenty percent (20%) or more of the combined voting power of United"s then outstanding securities eligible to be voted in an election of directors, unless two-thirds of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred; (ii) if at any time individuals who at the date of this Agreement constitute a majority of the Board of Directors cause for any reason other than death or voluntary resignation (being a resignation not requested by any other person or persons) to constitute at least a majority thereof; (iii) if there is a change in control of a nature that, in the opinion of counsel for United, would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act, unless two-thirds of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred; (iv) the shareholders of United approve a plan of complete liquidation or winding-up of United; or (v) any event which United's Board of Directors determine constitutes a "change in control."

          F.   Breach by United. By Adams in the event of a material breach by
               ----------------
United of any of the terms or conditions of this Agreement.

          G.   Insolvency, etc. By Adams, at his sole option, in the event of
               ---------------
the business failure, insolvency, bankruptcy, or assignment for the benefit of creditors of or by United or Bank.

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         V.       COMPENSATION AND REIMBURSEMENTS
                  -------------------------------

                  A. Base Salary. United shall pay Adams for his service to both
                     -----------
United and Bank, a base salary at an annual rate not less than $536,000.00, payable in equal semi-monthly installments. Adams' base salary for calendar year 2002 has been set at $536,000.00. Adams' performance shall be evaluated by the Executive Committee of United at least once each twelve month period, and such evaluation shall be the basis of determining whether the compensation payable to Adams shall be increased in the judgment of such committee directors. No decreases in the base salary shall be permitted during the term. In addition, for service as a member of the Boards of Directors of United or any of United's subsidiaries or affiliates, or their respective committees, Adams shall receive such sums as may be paid to members and officers of such boards for their services.

                  B. Incentive Pay.  In addition to the base salary herein
                     -------------
provided for, Adams shall be entitled to receive incentive compensation from United or Bank in accordance with plans adopted by their Boards of Directors.

                  C. Fringe Benefits.  United shall afford to Adams and his
                     ---------------
family the benefit of all fringe benefits afforded to other United or bank officers, such as pension, life insurance, health and accident insurance benefits.

                  D. Club and Organization Membership and Dues. United shall
                     -----------------------------------------
maintain the cost of stock or membership certificate and the cost of the initiation fee for memberships for a family (general membership) in one or more country clubs in the trade areas of the Bank, which Adams shall select, plus dues, assessments and other costs of maintaining such memberships. United shall also pay Adams' membership fees and dues in banking, business, civic, and social organizations in which Adams is a participating member.

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                  E.   Business Expenses.  United shall reimburse Adams for all
                       -----------------
reasonable expenses incurred by Adams in carrying out his duties and responsibilities, including furnishing an automobile for use by Adams, with the costs of purchase, maintenance and operation to be borne by United.

                  F.   Termination Payments.  In the event of termination of
                       --------------------
Adams' employment prior to expiration of the term of this Agreement, Adams or his family shall be compensated as follows:

                       (1) If terminated under Article IV, Section A of this Agreement, then such amount as the parties shall agree.

                       (2) If terminated under Article IV, Sections B, C, D (excepting under Section D terminations based solely upon (i) excessive absenteeism without approval of United or the Bank, not caused by disability,
(ii) gross or willful neglect of duty resulting in some substantial loss to United or the Bank after Adams has been given written direction and reasonable time to perform such duties, (iii) any acts or omissions on the part of Adams which when proven constitute fraud or commission of any criminal act involving the person or property of others or the public generally, (iv) or any combination of (i), (ii) or (iii) above), E or F of this Agreement, then United shall pay Adams (or his family or estate) in either monthly installments or in a lump sum, at the option of United, an amount equal to his base salary for a sixty (60) month period.

                       (3) If terminated under Article IV, Section D, based solely upon (i) excessive absenteeism without approval of United or the Bank, not caused by disability, (ii) or gross or willful neglect of duty resulting in some substantial loss to United or the Bank after Adams has been given written direction and reasonable time to perform such duties, (iii) any acts or omissions on the part of Adams which when proven constitute fraud or commission of any criminal act involving the person or property of others or the public generally, (iv) or any combination of (i), (ii), or (iii) above, United shall pay Adams' base salary only for such period of his active full-time employment to the date of the termination.

                       (4) The payments provided for in the event of Adams' termination are in the nature of additional compensation and liquidated damages and upon termination, Adams shall have no

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obligation to mitigate damages incurred by him in connection with such termination and he shall be absolutely entitled to receive said payments, and upon termination, United shall not be liable to Adams for any further payments to Adams for other damages or compensation, except liabilities to Adams incurred prior to termination under the other provisions of this Agreement.

         VI.   ADDITIONAL PAYMENT BY UNITED.
               -----------------------------

               A.  Gross-Up Payment. Notwithstanding anything in this Agreement
                   ----------------
to the contrary, in the event it shall be determined that any payment or distribution by United, Bank and any other subsidiaries and affiliates of United and Bank to or for the benefit of Adams (whether paid or payable or distributed or distributable pursuant to this Agreement, the Supplemental Retirement Agreement between United and Adams or any other agreement, contract, plan or arrangement, but determined without regard to any additional payments required under this Article VI) (any such payments and distributions collectively referred to as "Payments"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax that may hereinafter be imposed or any interest and penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then United shall pay to Adams an additional payment (the "Gross-Up Payment") equal to one hundred percent (100%) of the Excise Tax and one hundred percent (100%) of the amount of any federal, state and local income taxes and Excise Tax imposed on the Gross-Up Payment.

               B.  Determination of Gross-Up Payment. All determinations
                   ---------------------------------
required to be made under this Article VI, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the firm of independent accountants selected by United to audit its financial statements (the "Accounting Firm") which shall provide detailed supporting calculations both to United and Adams. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a "change in control," Adams shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by United.

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

Any Gross Up Payment, as determined pursuant to this Article VI, shall be paid to Adams within 30 days of the receipt of the Accounting Firm's determination.

         VII.  MISCELLANEOUS PROVISIONS
               ------------------------

               A.  Notices.  Whenever notices are given pursuant to this
                   -------
Agreement, or with relation to any matter arising hereunder, such notices shall be given to such parties at the address set opposite their name below, and shall be given in writing, by registered mail, return receipt requested:

         United Bankshares, Inc.                  United Center
                                                  500 Virginia Street, East
                                                  Charleston, WV 25301

         United National Bank                     514 Market Street
                                                  Parkersburg, WV 26101

         Richard M. Adams                         514 Market Street
                                                  Parkersburg, WV 26101

               B.  Prior Agreements. This Agreement represents the entire
                   ----------------
agreement between the parties, and all prior representations, promises or statements are merged with and into this document.

               C.  Amendments. Any amendments to this Agreement must be in
                   ----------
writing and signed by all parties hereto except that extensions of the term of this Agreement under Article III may be evidenced by Executive Committee minutes.

               D.  Governing Law. The laws of West Virginia shall govern the
                   -------------
interpretation and enforcement of this Agreement.

               E.  Headings. The headings used in this Agreement are used solely
                   --------
for the convenience of the parties and are not to be used in construing or interpreting the Agreement.

                                       90

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               F.  Severability of Provisions. The effect of a determination by
                   --------------------------
a court of competent jurisdiction that one or more of the contract clauses is or are found to be unenforceable, illegal, contrary to public policy, or otherwise unenforceable, then this Agreement shall remain in full force and effect except for such clauses.

               G.  Indemnification. United agrees that they will indemnify and
                   ---------------
hold harmless Adams from and against all costs and expenses, including without limitation, all court costs and attorneys' fees, incurred by him in defending any and all claims, demands, proceedings, suits or actions, actually instituted or threatened, by third parties, involving this Agreement, its validity or enforceability or with respect to any payments to be made pursuant thereto. In the event of claims, suits or actions between Adams and United or Bank involving this Agreement, Adams shall be indemnified pursuant to this paragraph if he ultimately prevails in such claim, suit or action.

               H.  Authority to Execute Documents. The undersigned
                   ------------------------------
representative of United certifies and represents that he is authorized to enter into its binding agreement with Adams.

               I.  Waiver of Breach. A waiver of a breach of any provision of
                   ----------------
the Agreement by any party shall not be construed as a waiver of subsequent breaches of that provision. No requirement of this Agreement may be waived except in writing by the party adversely affected.

               J.  Binding Effect and Assignability. This Agreement shall insure
                   --------------------------------
to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives, including any entity with which United or Bank may merge or consolidate or to which either of them may transfer all or substantially all of their assets. Insofar as Adams is concerned, this Agreement, being personal, cannot be assigned as to performance or for any other purpose.

                  WITNESS the following signatures:

                                     UNITED BANKSHARES, INC.

                                     By  /s/ Russell L. Isaacs
                                         -----------------------------
                                      Its Chairman of the Compensation Committee
                                          --------------------------------------

                                     /s/ Richard M. Adams
                                     -------------------------------------------
                                     RICHARD M. ADAMS

                                       92